EXCHANGE AND SUBSCRIPTION AGREEMENT

This **EXCHANGE AND SUBSCRIPTION AGREEMENT** (this "**Agreement**") is made by and between The Peck Company Holdings, Inc., a Delaware corporation ("**Peck**"), GreenSeed Investors, LLC., a Delaware limited liability company ("**GSI**"), and Solar Project Partners LLC., a Delaware limited liability company ("**SPP**"), as of April 20, 2020.

WHEREAS, Peck wishes to subscribe for and purchase 500,000 units of Class B Preferred Membership Interests in GSI (the "**GSI Units**"), in exchange for a capital contribution by Peck to GSI of 200,000 shares of Peck's Series A Preferred Stock (the "**Preferred Shares**") (such exchange being referred to herein as the "**GSI Exchange**"); and

WHEREAS, Peck wishes to subscribe for and purchase 100,000 Class A Units of SPP (the "**SPP Units**") from GSI in exchange for the equivalent of 275,000 shares of Peck Common Stock (the "**Peck Securities**") in the form of warrants convertible into or exercisable for 275,000 shares of Peck's common stock, par value $0.0001 per share ("**Peck Common Stock**" and such exchange being referred to herein as the "**SPP Exchange**").

NOW, THEREFORE, in consideration of the GSI Exchange, the SPP Exchange, the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. GSI Exchange and SPP Exchange; Registration Rights.

(a) Peck hereby issues and sells the Preferred Shares to GSI and purchases the GSI Units from GSI, and GSI hereby issues and sells the GSI Units to Peck and accepts the Preferred Shares in exchange therefor.

(b) Peck hereby issues and sells the Peck Securities to GSI and purchases the SPP Units from GSI, and GSI hereby sells the SPP Units to Peck and accepts the Peck Securities in exchange therefor.

(c) GSI and Peck hereby agree that so long as the aggregate dividend payments with respect to the o the Preferred Shares in each calendar quarter remain equal to the aggregate distributions with respect to the the GSI Units in each calendar quarter, such payments and distributions shall be offset and neither GSI nor Peck need make any cash payments to the other.

(d) Peck hereby grants to GSI the right, but not the obligation, and for so long as Peck holds any GSI Units, to repurchase (at once or in multiple tranches, provided any such tranche shall not be less than $500,000) up to 400,000 of the GSI Units, at a current valuation of $4 million, from Peck at any time upon prior written notice and payment in immediately available funds. The closing of any repurchase, shall be detailed in such written notice, but in no event shall such closing be later than five (5) business days from the date of notice.

(e) In connection with the GSI Exchange, Peck hereby grants to GSI certain registration rights with respect the shares of Peck Common Stock and the Peck Common Stock into which the Preferred Shares are convertible, such rights being set forth on Exhibit A hereto.

Section 2. Representations and Warranties of Peck. Peck hereby represents and warrants to each of GSI and SPP as follows.

(a) Peck has the right, power and authority, and is duly authorized, to execute, deliver and fully perform its obligations under this Agreement, and upon its execution and delivery, this Agreement will become a binding and valid agreement enforceable against Peck in accordance with its terms.

(b) The execution, delivery and performance of Peck's obligations under this Agreement do not constitute a violation, breach or default under any law, rule, regulation, ordinance, judgment or order or any agreement, evidence of indebtedness, contract or other instrument or obligation of Peck.

(c) The Preferred Shares, when issued as part of the GSI Exchange, and the Peck Securities, when issued as part of the SPP Exchange, will be validly issued, fully paid and nonassessable. Peck has sufficient authorized shares of capital stock under its Certificate of Incorporation and other organizational documents to issue the Preferred Shares and the Peck Securities, and the shares of Peck Common Stock underlying the Preferred Shares.

(d) Peck is an "accredited investor" as defined in Rule 501 under Regulation D ("**Reg D**") promulgated under the Securities Act of 1933, as amended (the "**Securities Act**"). Peck hereby acknowledges that it been advised that the offer and sale of the GSI Units by GSI, and of the SPP Units by SPP, has not been registered with, or reviewed by, the Securities and Exchange Commission (the "**SEC**") because such offer and sale is intended to be a non-public offering pursuant to Section 4(a)(2) of the Securities Act, or Regulation D promulgated thereunder. Peck represents that the GSI Units and SPP Units are being purchased for Peck's own account, for investment purposes only and not with a view towards distribution or resale to others. Peck agrees that it will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the GSI Units or SPP Units unless they are registered under the Securities Act or unless in the opinion of counsel satisfactory to GSI or SPP, as applicable, that an exemption from such registration is available.

(e) Peck understands that GSI and SPP are start-up enterprises with unproven business models, and therefore an investment by Peck in GSI and SPP is inherently subject to significant risks. Peck has investigated the proposed businesses of GSI and SPP and has had an opportunity to discuss the risks associated with GSI and SPP with a representative of GSI and SPP, in each case to its satisfaction prior to engaging in the GSI Exchange and the SPP Exchange.

Section 3. Representations and Warranties of GSI.

(a) GSI has the right, power and authority, and is duly authorized, to execute, deliver and fully perform its obligations under this Agreement, and upon its execution and delivery, this Agreement will become a binding and valid agreement enforceable against GSI in accordance with its terms.

(b) The execution, delivery and performance of GSI's obligations under this Agreement do not constitute a violation, breach or default under any law, rule, regulation, ordinance, judgment or order or any agreement or other instrument or obligation of GSI.

(c) The GSI Units, when issued as part of the GSI Exchange, will be validly issued, fully paid and nonassessable.

(d) GSI is an "accredited investor" as defined in Rule 501 of Reg D. GSI hereby acknowledges that it been advised that the offer and sale of the Preferred Shares and Peck Securities, has not been registered with, or reviewed by, the SEC because such offer and sale is intended to be a non-public offering pursuant to Section 4(a)(2) of the Securities Act, or applicable regulations thereunder. GSI represents that the Preferred Shares and Peck Securities are being purchased for GSI's own account, for investment purposes only and not with a view towards distribution or resale to others. GSI agrees that GSI will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Preferred Shares or Peck Securities unless they are registered under the Securities Act or unless in the opinion of counsel satisfactory to Peck that an exemption from such registration is available.

(e) GSI has investigated Peck's current business and operations and the proposed business of Peck and has had an opportunity to discuss the risks associated with Peck with a representative of Peck, in each case to its satisfaction prior to engaging in the GSI Exchange. GSI has reviewed Peck's filings under the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended.

Section 4. Representations and Warranties of SPP.

(a) SPP has the right, power and authority, and is duly authorized, to execute, deliver and fully perform its obligations under this Agreement, and upon its execution and delivery, this Agreement will become a binding and valid agreement enforceable against SPP in accordance with its terms.

(b) The execution, delivery and performance of SPP's obligations under this Agreement do not constitute a violation, breach or default under any law, rule, regulation, ordinance, judgment or order or any agreement or other instrument or obligation of SPP.

(c) The SPP Units, when issued as part of the SPP Exchange, will be validly issued, fully paid and nonassessable.

(d) SPP is an "accredited investor" as defined in Rule 501 of Reg D. SPP hereby acknowledges that it been advised that the offer and sale of the Preferred Shares and Peck Securities, has not been registered with, or reviewed by, the SEC because such offer and sale is intended to be a non-public offering pursuant to Section 4(a)(2) of the Securities Act, or applicable regulations thereunder. SPP represents that the Preferred Shares and Peck Securities are being purchased for SPP's own account, for investment purposes only and not with a view towards distribution or resale to others. SPP agrees that SPP will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Preferred Shares or Peck Securities unless they are registered under the Securities Act or unless in the opinion of counsel satisfactory to Peck that an exemption from such registration is available.

(e) SPP has investigated Peck's current business and operations and the proposed business of Peck and has had an opportunity to discuss the risks associated with Peck with a representative of Peck, in each case to its satisfaction prior to engaging in the SPP Exchange. GSI has reviewed Peck's filings under the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended.

Section 5. Miscellaneous.

(a) Cooperation; Further Assurances. Each of Peck, GSI and SPP hereby agrees and covenants to execute and deliver any further instruments or perform any acts that are or may become

reasonably necessary to carry out the intent of this Agreement or are reasonably requested by either party to complete the transactions contemplated hereunder.

(b) No Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by a party without the prior written consent of the other parties and any attempt to do so will be void, except for assignments and transfers by operation of law. This Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of Peck, GSI, SPP, its representatives and its permitted assignees and successors in interest.

(c) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages hereto at or prior to 5:30 p.m. (New York City time) on any business day (defined as any day other than Saturday or Sunday on which commercial banks are open for business in New York, New York), (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages hereto on a day that is not a business or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

(f) GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE PARTIES HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY IRREVOCABLY AGREE THAT NO CONSEQUENTIAL OR PUNITIVE DAMAGES SHALL BE AWARDED IN ANY SUCH ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OR OTHER DELIVERY IN WRITING OF COPIES OF SUCH PROCESS TO THEM AT THEIR RESPECTIVE ADDRESSES SET FORTH ON THE INVESTOR QUESTIONNAIRES. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES FURTHER WAIVE ANY OBJECTION TO VENUE IN THE STATE OF NEW YORK AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN

SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS, AND FURTHER AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NOTHING HEREIN IS INTENDED TO PREVENT ANY PARTY HERETO FROM INSTITUTING AN ACTION IN A JURISDICTION OUTSIDE OF NEW YORK FOR THE SOLE AND EXCLUSIVE PURPOSE OF ENFORCING A JUDGMENT RENDERED BY A NEW YORK STATE OR U.S. FEDERAL COURT SITTING IN NEW YORK COUNTY.

(g) Amendments and Waivers. This Agreement may be amended or terminated, and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Peck, GSI, and SPP.

(h) Severability. If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect.

(i) Certain Interpretative Matters. Any phrase introduced by the terms "including," "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

(Remainder of page left intentionally blank.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

THE PECK COMPANY HOLDINGS, INC.,

By: ______________________________
Name: Jeffrey Peck
Title: Chief Executive Office
Chairman of the Board

Address for notices:

The Peck Company Holdings, Inc.
4050 Williston Road, #511
S. Burlington, VT 05403
Attn: Mr. John Sullivan, Chief Financial Officer

with a copy to:

Merritt & Merritt
60 Lake Street, PO Box 5839
Burlington, VT 05402
Attn: H. Kenneth Merritt, Jr, Esq.

GREENSEED INVESTORS LLC

By: ______________________________
Name: William Dale
Title: Managing Member

Address for notices:

GreenSeed Investors LLC
651 North Broad Street, Suite 205 #1647
Middletown, Delaware 19709
Attention: William J.P. Dale
Email: bill.dale@greenseedinvestors.com

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Lawrence A. Rosenbloom, Esq.
Fax No.: (212) 370-7889
Email: lrosenbloom@egsllp.com

SOLAR PROJECT PARTNERS LLC

By: GreenSeed Investors LLC, its managing member

By: ______________________________
Name: William Dale
Title: Managing Member

Address for notices:

GreenSeed Investors LLC
651 North Broad Street, Suite 205 #1647
Middletown, Delaware 19709
Attention: William J.P. Dale
Email: bill.dale@greenseedinvestors.com

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Lawrence A. Rosenbloom, Esq.
Fax No.: (212) 370-7889
Email: lrosenbloom@egsllp.com

EXHIBIT A

REGISTRATION RIGHTS

The Preferred Shares and all shares of Peck Common Stock underlying or comprising the Peck Securities or Preferred Shares will be deemed "**Registrable Securities**" subject to the provisions of this Exhibit A. All capitalized terms used but not defined in this Exhibit A shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

1. Registration Rights Granted. Peck hereby grants the following registration rights to GSI:

1.1 Mandatory Registration. Upon written notice from GSI to Peck (the "**Demand Registration Notice**"), Peck shall use its reasonable commercial efforts to file a Form S-3 registration statement (or other available form) (the "**Registration Statement**") with the SEC in order to register the Registrable Securities for resale and distribution under the Securities Act by the 30th day following Peck's receipt of the Demand Registration Notice (the "**Filing Date**"), and use its reasonable commercial efforts to cause such registration statement to be declared effective by the SEC within 90 days of Peck's receipt of the Demand Registration Notice (or 180 days from Peck's receipt of the Demand Registration Notice if the SEC reviews the Registration Statement) (the "**Effective Date**").

1.2 Piggy-Back Rights. If, at any time while GSI hold any Registrable Securities which are not already registered for resale and distribution under the Securities Act pursuant to an effective Registration Statement, Peck proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Peck for its own account or for shareholders of Peck for their account (or by Peck and by shareholders of Peck), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then Peck shall (x) give written notice of such proposed filing to the holders of Registrable Securities appearing on the books and records of the Company as such a holder as soon as practicable but in no event less than fifteen (15) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within ten (10) days following receipt of such notice (a "**Piggy-Back Registration**"). Peck shall use its commercially reasonable efforts to cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering, if any, to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Peck and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof; provided, however, the managing underwriter or underwriters of any particular underwritten offering under a Registration Statement, in their sole discretion, may decline to include or reduce the number of shares of Registrable Securities included in such proposed underwritten offering. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

1.3 Registration Procedures. In connection with its requirements under Section 1.1 and 1.2 above, Peck will, as expeditiously as possible:

(a) prepare and file with the SEC such amendments and supplements to the

Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the earlier to occur of (i) five (5) years from the effectiveness of the Registration Statement, or (ii) the date that GSI no longer hold any Registrable Securities;

(b) furnish to the Seller, and to each underwriter if any, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request to facilitate the public sale or their disposition of the Registrable Securities covered by such Registration Statement;

(c) use its reasonable commercial efforts to register or qualify the Seller's Registrable Securities covered by such Registration Statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request; *provided, however*, that Peck shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(d) list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Peck Common Stock is then listed;

(e) promptly notify the Seller and each underwriter under such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which Peck has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(f) make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of Peck, and cause Peck's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.

1.4 Provision of Documents. In connection with the registration hereunder, GSI will furnish to Peck in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with U.S. federal and applicable state securities laws.

1.5 Expenses. All expenses incurred by Peck in complying with this Exhibit, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Peck, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, transfer taxes, fees of transfer agents and registrars, and costs of insurance are called "**Registration Expenses**". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Sellers beyond those included in Registration Expenses, are called "**Selling Expenses**." Peck will pay all Registration Expenses in connection with the Registration Statement. All Selling Expenses in connection with the Registration Statement shall be borne by the Sellers and may be apportioned among the Sellers in proportion to the number of shares sold by the Sellers relative to the number of shares sold under such Registration Statement or as all Sellers thereunder may agree.

1.6 Indemnification and Contribution.

(a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to Exhibit, Peck will indemnify and hold harmless each Seller, each officer of each Seller, each director of each Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls any such Seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities was registered under the Securities Act pursuant to this Exhibit, any or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; *provided, however*, that Peck will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, the underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Exhibit, the Seller will indemnify and hold harmless Peck, and each person, if any, who controls Peck within the meaning of the Securities Act, each officer of Peck who signs the Registration Statement and each director of Peck, against all losses, claims, damages or liabilities, joint or several, to which Peck or such officer or director may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Exhibit, any or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Peck and each such officer or director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; *provided, however,* that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to Peck by such Seller specifically for use in such Registration Statement or prospectus.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 1.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 1.6(c) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party

shall not be liable to such indemnified party under this Section 1.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

1.7 Rule 144 Sales; Cooperation By Peck. If GSI shall transfer, sell or assign, or seek to transfer, sell or assign, any Registrable Securities pursuant to Rule 144 promulgated by the SEC ("**Rule 144**"), Peck shall cooperate, to the extent commercially reasonable, with such GSI and shall provide to GSI such information and legal opinions of Peck's counsel as GSI shall reasonably request in connect therewith. Without limiting the foregoing, Peck shall at any time the Peck Common Stock is registered under the Securities Act or the Securities Exchange Act of 1934, as amended (the "**Exchange Act**'): (i) make and keep available public information, as those terms are contemplated by Rule 144; (ii) timely file with the SEC all reports and other documents required to be filed under the Securities Act and the Exchange Act; (iii) furnish to GSI forthwith upon request a written statement by Peck as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other information as GSI may reasonably request in order to avail itself of any rule or regulation of the SEC (including Rule 144) allowing GSI to sell, transfer or assign any Registrable Securities without registration under the Securities Act; and (iv) make any necessary or appropriate filings with NASDAQ (or such other exchange or platform on which Peck securities are listed or quoted) to permit or facilitate the resale of any Registrable Securities.